Exhibit (10)(a)

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in Post-Effective Amendment No. 19 to the 1933 Act Registration Statement (Form N-4 No. 333-171097) and Amendment No. 309 to the 1940 Act Registration Statement (Form N-4 No. 811-08441), and to the use therein of our reports dated (a) March 31, 2016, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) April 12, 2016, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account H for the interests in a separate account under individual flexible payment deferred variable annuity contracts.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 27, 2016